SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 16, 1998



                           SHORE FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)

Virginia                        000-23847                  54-1873994
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(state or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



25253 Lankford Highway, Onley, Virginia                   23418
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (757) 787-1335


                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 1.  Changes in Control of Registrant.

         On March 16, 1998, Shore Financial Corporation, a Virginia corporation (the "Company"), became a unitary thrift holding company in accordance with the terms of an Agreement and Plan of Reorganization, dated September 9, 1997 (the "Agreement"), by and among the Company, Shore Bank, a federal savings bank (the "Bank"), and SB Interim Federal Savings Bank ("Interim"). Pursuant to the
Agreement: (1) the Company was organized as a wholly owned subsidiary of the Bank; (2) Interim was organized as a wholly owned subsidiary of the Company; (3) Interim merged with and into the Bank, with the Bank as the surviving institution, and (4) upon such merger, (i) the outstanding shares of common stock, par value $0.33 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $0.33 per share, of the Company, (ii) the common stock of Interim held by the Company was converted into common stock of the Bank and (iii) the common stock of the Company held by the Bank was canceled. Accordingly, the Bank became a wholly owned subsidiary of the Company and the stockholders of the Bank became stockholders of the Company.

         The Common Stock of the Company has been registered with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, as amended, and has been substituted for the Common Stock of the Bank on the Nasdaq National Market under the symbol "SHBK."

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

                   (2)       Agreement and Plan of Reorganization

                  (99)       Press Release, dated March 16, 1998



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


                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     SHORE FINANCIAL CORPORATION



                                     By: /s/ Scott C. Harvard
                                        ------------------------------
                                         Scott C. Harvard
                                         President and Chief Executive Officer


Dated: March 17, 1998

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